PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:


                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                            -------------------------------------------
                                                                                  2001                    2000
                                                                            --------------------   --------------------
      FFO.............................................................       $    70,049,000         $   63,819,000
      Interest expense................................................               932,000              1,246,000
      Minority interest in income - preferred units...................             9,696,000              8,998,000
      Preferred dividends.............................................             6,014,000              3,816,000
                                                                            --------------------   --------------------
     Adjusted FFO available to cover fixed charges...................       $     86,691,000         $   77,879,000
                                                                            ====================   ====================

      Fixed charges (1)...............................................       $     1,933,000         $    2,242,000
      Preferred distributions.........................................            15,710,000             12,814,000
                                                                            --------------------   --------------------
      Combined fixed charges and preferred distributions..............       $    17,643,000         $   15,056,000
                                                                            ====================   ====================

      Ratio of FFO to fixed charges...................................                 44.85                  34.74
                                                                            ====================   ====================

      Ratio of FFO to combined fixed charges and preferred
       distributions..................................................                  4.91                   5.17
                                                                            ====================   ====================



                                                                   Years Ended December 31,
                                       ---------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------- --------------- --------------- ---------------- ---------------
FFO................................    $  85,977,000    $  76,353,000   $  57,430,000    $  17,597,000   $     303,000
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
Minority  interest  in  income   -
   preferred units.................       12,185,000        4,156,000               -                -               -
Preferred dividends................        5,088,000        3,406,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- ---------------
Adjusted  FFO  available to  cover
   fixed charges...................    $ 104,731,000    $  87,068,000   $  59,791,000    $  17,598,000   $     303,000
                                       ================ =============== =============== ================ ===============

Fixed charges (1)..................    $   2,896,000    $   4,142,000   $   2,629,000     $      1,000   $           -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- ---------------
Combined   fixed   charges     and
   preferred distributions.........    $  20,169,000    $  11,704,000   $   2,629,000    $       1,000   $           -
                                       ================ =============== =============== ================ ===============

Ratio of FFO to fixed charges......            36.16            21.02           22.74           17,598         N/A
                                       ================ =============== =============== ================ ===============

Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             5.19             7.44           22.74           17,598         N/A
                                       ================ =============== =============== ================ ===============


(1) Fixed charges include interest expense plus capitalized interest.